UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 25, 2023, Arcturus Therapeutics, Inc. (“Arcturus”), a subsidiary of Arcturus Therapeutics Holdings Inc. (the “Company”), entered into an amendment (the “Amendment”) to its Development Program Letter Agreement of May 16, 2017, as amended by Amendment No. 1 dated July 13, 2018, Amendment No. 2 dated July 30, 2019 and Amendment No. 3 dated December 21, 2021 (the “Underlying Agreement”) with the Cystic Fibrosis Foundation (“CFF”), pursuant to which Arcturus and CFF agreed to: (a) increase the Amount of Award (as defined in the Underlying Agreement) from CFF to advance LUNAR-CF by up to $9 million (for a total to date of up to approximately $25 million), and required Arcturus to provide $15 million in matching funds for remaining budgeted costs; (b) modify the existing rates and caps on royalties due to CFF under the Underlying Agreement, including the addition of an option for Arcturus to reduce the royalty rate through a one-time payment; (c) modify the calculation of payments from Arcturus to CFF in the event of certain dispositions or licensing of cystic fibrosis or other pulmonary assets or of a change of control of Arcturus; and (d) make corresponding changes to exhibits, definitions and other provisions of the Underlying Agreement consistent with the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 8.01 Other Events.

On September 26, 2023, the Company issued a press release regarding the transactions described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 26, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: September 26, 2023

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer